EXHIBIT 4.2

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

EUROSITE POWER INC.

Key Terms/Definitions:

Company	EuroSite Power Inc.
Holder

Common stock	Common stock, $.001 par value per share, of the Company
Warrant Shares (Number of shares of Common stock issuable on exercise of Warrant, subject to adjustment)	_____________shares
Exercise Price per share of Common stock (subject to adjustment)	$1.00
Expiration Date	_____________, 2013
Securities Act	U.S. Securities Act of 1933 and the regulations thereunder

THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, the Holder, or permitted assigns, is entitled to purchase from the Company at any time on or after the date hereof and on or before the Expiration Date the number of Warrant Shares set forth in the table above, subject to the terms, provisions and conditions hereinafter set forth, at the Exercise Price per share.

SECTION 1.          EXERCISE OF WARRANT

This Warrant may be exercised in whole or in part at any time by the surrender of this Warrant (with the Notice of Exercise at the end hereof duly completed and executed) at the principal office of the Company and upon payment to the Company of the aggregate Exercise Price for the shares being purchased. Tender of the price paid to purchase this Warrant shall be made by delivery of a personal or bank check payable to the Company or by wire transfer to the Company’s designated bank account, together with the executed copy of this Warrant. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a sale of the Company, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the sale of the Company, in which case such exercise shall not be deemed to be effective concurrently with the consummation of such transaction.

If this Warrant is exercised in respect of less than all of the Warrant Shares at the time purchasable hereunder, the Holder shall be entitled to receive a new Warrant of like tenor to this Warrant covering the number of shares in respect of which this Warrant shall not have been exercised.

Certificates for shares purchased hereunder shall be transmitted by Continental Stock Transfer and Trust Company or another transfer agent appointed by the Company (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and there is an effective Registration Statement covering the exercise of the Warrant or permitting the resale of the Warrant Shares by the Holder, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within five days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid.

If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

This Warrant and all rights and options hereunder shall expire on the Expiration Date (as the same may be modified as provided herein), and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

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SECTION 2.          RESERVATION

The Company will at all times prior to the Expiration Date reserve and keep available such number of authorized shares of its Common stock solely for the purpose of issuance upon the exercise of the rights represented by this Warrant as herein provided for, as may at any time be issuable upon the exercise of this Warrant.

SECTION 3.          STOCK DIVIDENDS, ETC.

The per share Exercise Price and the number of shares deliverable hereunder shall be adjusted as hereinafter set forth:

Section 3.1. Stock Dividends, Subdivisions and Combinations. In case after the date hereof the Company shall:

(a)          take a record of the holders of its Common stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common stock, or

(b)          subdivide its outstanding shares of Common stock into a larger number of shares of Common stock, or

(c)          combine its outstanding shares of Common stock into a smaller number of shares of Common stock,

then the per share Exercise Price shall be adjusted, for the purpose of preserving the economic value of this Warrant, to the price determined by multiplying the per share Exercise Price in effect immediately prior to such subdivision or combination or the taking of a record of holders in respect of such payment or distribution, as the case may be (each, a “Triggering Event”) by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common stock of the Company immediately prior to such Triggering Event, and (ii) the denominator of which shall be the total number of outstanding shares of Common stock of the Company immediately after such Triggering Event.

Section 3.2.          Adjustment of Number of Shares Purchasable. Upon each adjustment of the per share Exercise Price, the number of shares of Common stock subsequently purchasable hereunder shall be an amount equal to the quotient derived by dividing the aggregate Exercise Price in effect immediately before such adjustment by the per share Exercise Price in effect immediately following such adjustment or readjustment.

Section 3.3.          Notice of Adjustments. Whenever the per share Exercise Price or number of shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Section 3, the Company shall promptly prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and shall promptly cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

SECTION 4.          MERGERS, CONSOLIDATIONS, SALES

In the case of any consolidation or merger of the Company with another entity (regardless of whether the Company is the surviving entity), or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore purchasable hereunder, such shares of stock, securities or assets (including, without limitation, cash), if any, as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common stock equal to the number of shares of Common stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless (a) the Company provides the holder hereof with not less than 10 days prior written notice of such consolidation, merger or sale (provided that the failure to give such notice shall not affect the validity of such corporate event), and (b) prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

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SECTION 5.          DISSOLUTION OR LIQUIDATION

If the Company declares or pays a dividend upon the Common stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common stock (a “Liquidating Dividend”), then the Company shall pay to the Holder at the time of payment thereof the Liquidating Dividend which would have been paid to such holder on the Common stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common stock entitled to such dividends are to be determined; provided, however, that if the Liquidating Dividend is payable in connection with the complete liquidation of the Company, the Liquidating Dividend shall be reduced by the amount of the Exercise Price.

SECTION 6.          NOTICE OF DIVIDENDS

If the Board of Directors of the Company shall declare any dividend or other distribution on any class of its Common stock except by way of a stock dividend payable in Common stock on its Common stock, the Company shall mail notice thereof to the Holder not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

SECTION 7.          NO FRACTIONAL SHARES

No fractional shares shall be issued upon the exercise of this Warrant under any circumstances.

SECTION 8.          FULLY PAID STOCK

The Company covenants and agrees to take all such actions necessary to ensure that the shares of stock represented by each and every certificate for its Common stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. In addition, the Company shall take all such actions as may be necessary to ensure that all such shares of Common stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any trading market or securities exchange upon which shares of Common stock may be listed.

SECTION 9.          EXERCISE AND TRANSFERABILITY OF WARRANTS AND SHARES

Notwithstanding anything contained in this Warrant to the contrary, the terms and provisions of this Section 9 of this Warrant remain in full force and effect at all times and shall survive the Expiration Date.

Section 9.1.          In General. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

Section 9.2.          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 9.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original issue date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

Section 9.3.          Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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Section 9.4.          Securities Act Compliance. If at any time a registration statement under the Securities Act is not effective or is not otherwise available for the exercise of this Warrant or the sale, resale or transfer of this Warrant or the Warrant Shares, the Company shall immediately notify the Holder of this Warrant in writing that such registration statement is not then effective. In such event, the Company may require the Holder of this Warrant or the proposed transferee of this Warrant, as a condition to the sale, resale or transfer of this Warrant or the Warrant Shares, to execute such investment representations and other documents that the Company determines are necessary to ensure compliance with the Securities Act. Thereafter, the Company shall promptly notify the Holder when such a registration statement is effective and available for such purposes. The Company shall use best efforts to keep a registration statement effective registering the issuance or resale of the Warrant Shares at all times that there are Warrants outstanding, unless all of the Warrant Shares may be resold without restriction under the Securities Act.

SECTION 10.        PARTIAL EXERCISE

If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised as provided in Section 1.

SECTION 11.        WARRANT DENOMINATIONS

Warrants are issuable or transferable in the denomination of 1,000 Warrant Shares or any integral multiple thereof (as nearly as may be practicable and subject to required adjustments hereunder), and the Warrants of each denomination are interchangeable upon surrender thereof at the office of the Company for Warrants of other denominations, but aggregating the same number of Warrant Shares as the Warrants so surrendered. All Warrants will be dated the same date as this Warrant.

SECTION 12.        LOST, STOLEN WARRANTS, ETC.

In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. All warrants hereafter issued in exchange or substitution for this Warrant shall be substantially in the form hereof.

SECTION 13.        WARRANT HOLDER RIGHTS

This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

SECTION 14.        SEVERABILITY

Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 15.        AMENDMENT.

This Warrant is one of a series of Warrants (the “Warrants”) issued by the Company pursuant to a registration statement under the Securities Act. The Warrants may be amended, or any provision thereof waived, by the holders of at least 60% of the Warrant Shares then issuable upon exercise of the Warrants then outstanding.

SECTION 16.        GOVERNING LAW

This Warrant shall be governed by the laws of the State of New York.

[Signature page immediately follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer.

Dated: ________________, 2012
EUROSITE POWER INC.

By:
Name: Anthony S. Loumidis
Title: Chief Financial Officer

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NOTICE OF EXERCISE

TO: EUROSITE POWER INC.

The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:_________________________________________________

Signature of Authorized Signatory of Investing Entity:__________________________

Name of Authorized Signatory:____________________________________________

Title of Authorized Signatory:_____________________________________________

Date:_________________________________________________________________

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FULL ASSIGNMENT

FOR VALUE RECEIVED, ________________________________hereby sells, assigns and transfers unto _________________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint_________________________, attorney, to transfer the said Warrant on the books of the within-named Company.

Assignor

Dated:____________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _______________ shares of Common stock of EuroSite Power Inc. and irrevocably constitutes and appoints _____________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.

Assignor

Dated_______________________

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